PRESS RELEASE

Contact:	Tom Ward	Teresa Ferguson
	Investor Relations	Public Relations
	214-492-6689	214-492-6937
LA QUINTA ANNOUNCES AGREEMENT TO BE ACQUIRED BY
THE BLACKSTONE GROUP
Dallas (November 9, 2005) — La Quinta Corporation and La Quinta Properties, Inc. (NYSE: LQI) today announced that they have entered into a definitive merger agreement to be acquired by an affiliate of The Blackstone Group for $11.25 per paired share in cash.   The price represents a premium of 37% over yesterday’s closing price of $8.22.   The total value of the transaction, including debt, is approximately $3.4 billion.
The boards of directors of La Quinta unanimously approved the merger agreement and recommended approval by their stockholders.   La Quinta Corporation stockholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced.   The completion of the merger agreement is subject to various customary closing conditions.   The closing of the merger agreement is expected to occur during the first quarter of 2006.   Completion of the merger agreement is not subject to the receipt of financing by Blackstone.
Francis W. (“Butch”) Cash, chairman and chief executive officer for La Quinta, said, “We are pleased to have signed a merger agreement with one of the world’s preeminent owners of hotels and resorts.   Blackstone was attracted by our strong brands, high quality hotels, excellent management team and operating culture that is focused on delivering superior guest satisfaction.   We believe this transaction is beneficial to our stockholders and will build on the accomplishments we have achieved over the last five years.”
Jonathan D. Gray, senior managing director of The Blackstone Group, said, “We are excited to be acquiring La Quinta and look forward to working with its employees and franchise owners to continue the company’s success.   We feel particularly fortunate to inherit such a great organization and vibrant franchisee base.”
Morgan Stanley acted as financial advisor to La Quinta.   Bear Stearns, Deutsche Bank and Merrill Lynch acted as financial advisors to Blackstone.   Acquisition financing is being provided by Bank of America, Bear Stearns and Merrill Lynch.   Goodwin Procter LLP acted as legal advisor to La Quinta.   Simpson Thacher & Bartlett LLP acted as legal advisor to Blackstone.
About La Quinta
La Quinta Corporation and its controlled subsidiary, La Quinta Properties, Inc. (NYSE: LQI) is one of the largest owner/operators of limited-service hotels in the United States.   Based in Dallas, Texas, the Company owns and operates 360 hotels and franchises more than 240 hotels in 39 states under the La Quinta Inns®, La Quinta Inn & Suites®, Baymont Inn & Suites®, Woodfield Suites® and Budgetel® brands.   For more information about La Quinta Corporation, please visit www.LQ.com.

About The Blackstone Group
The Blackstone Group, a private investment firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris, was founded in 1985.   Blackstone’s Real Estate Group has raised six funds, representing over $8 billion in total equity and has a long track record of investing in hotels and other commercial properties.   In addition to real estate, The Blackstone Group’s core businesses include private equity investing, corporate debt investing, distressed debt securities, marketable alternative asset management, corporate advisory services and restructuring and reorganization advisory.   For more information about The Blackstone Group, please visit www.Blackstone.com.
Safe Harbor Statement
Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.   Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements.   Our forward-looking statements are subject to a number of risks and uncertainties, which could cause actual results or the timing of events to differ materially from those described in the forward-looking statements.   Accordingly, we cannot assure you that the expectations set forth in these forward-looking statements will be attained.   We may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our stockholders, regulatory approvals or to satisfy other customary closing conditions.   Some of the factors that could cause our actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation, our ability to successfully grow revenues (through our revenue initiatives, including our franchising programs, our internet distribution initiatives and our customer loyalty programs, or otherwise) and profitability of our lodging business and franchising programs; concentration of our properties in certain geographic areas; our ability to realize sustained labor or other cost savings; the availability and costs of insurance for our properties and business; competition within the lodging industry, including in the franchising of the La Quinta and Baymont brands; our ability to generate attractive rates of return on new lodging investments; the cyclicality of the lodging business; the impact of U.S. military action abroad and/or additional terrorist activities; the effects of a general economic slowdown, including decreases in consumer confidence and business spending, which may adversely affect our business and industry; interest rates; the ultimate outcome of litigation filed against us; the availability of capital for corporate purposes including for debt repayment, acquisitions and capital expenditures; the conditions of the capital markets in general; acquisition-related risks; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our Joint Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005, in the section entitled “Certain Factors You Should Consider About Our Companies, Our Businesses and Our Securities,” as updated by our Joint Current Report on Form 8-K filed with the SEC on May 27, 2005.   We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other changes.
This communication is being made in respect of the proposed merger transaction involving La Quinta and Blackstone.   In connection with the proposed transaction, La Quinta will file a proxy statement for the stockholders of La Quinta describing the merger transaction.   La Quinta will be filing other documents with the Securities and Exchange Commission as well.   Before making any voting or investment decision, investors are urged to read the proxy statement regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction.
The final proxy statement will be mailed to La Quinta’s stockholders.   The proxy statement and other documents will be available free of charge at the SEC’s internet site (http://www.sec.gov).   The proxy statement (when it is available) and the other documents may also be obtained for free by accessing La Quinta’s website at www.LQ.com.
La Quinta and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction.   Information regarding La Quinta’s directors and executive officers is set forth in La Quinta’s proxy statements and annual reports on form 10-K, previously filed with the SEC, and the proxy statement relating to the merger when it becomes available.